Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-261271 and 333-270061 on Form S-8 of our reports dated February 26, 2025, relating to the financial statements of Sweetgreen, Inc. and the effectiveness of Sweetgreen, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 29, 2024.

/s/ Deloitte & Touche LLP

Los Angeles, California

February 26, 2025